Exhibit 99.1

Today’s discussion is about how CEOs are capable of weathering the storm we’re seeing in the small cap and micro cap space. I’ve never seen anything quite like it.

If you look at the numbers, the S&P has managed to grow by about 9% year to date when you factor in dividends. But that’s not the whole picture, right? Out of 30,000 stocks on U.S. exchanges, including the NASDAQ, New York, OTC, etc., it’s just a handful: Apple, Microsoft, Google Alphabet, Amazon, and recently NVIDIA.

Together, this group accounts for a significant portion of the market’s 2023 gains. I believe the math suggests that if you removed them, the market would only be up about 1% on an index basis. And if you consider Facebook and Tesla, the two other tech giants, without their contributions, we’d be negative for the year.

You get the picture, right? It’s a small group of stocks that are truly performing well. This small group dictates the pace, and the media often focuses on them because that’s the narrative they want to convey. This leaves the rest of us, like the retail market, navigating in its own realm.

It’s challenging to ignore the stories of companies that once stood strong and are now crumbling. It’s not just the micro cap stocks; iconic brands are beginning to vanish. Moreover, contrary to popular belief, the job market isn’t that strong. It won’t get stronger because work is becoming more efficient. The turbulence we’re experiencing now is just the tip of the iceberg. These shifting tides are also impacting the real estate market, especially as interest rates seem to be rising.

However, there’s a silver lining. Sometimes, such pressure needs to build. I’ve observed this pressure for 10 years as CEO of a publicly traded company, and for 10 years since the company’s inception I’ve witnessed the changes we’re discussing.

The shift is so dramatic that it prompted me to travel to Washington for a protest last winter. I wanted to understand the mindset of the retail investor I saw discussing stocks on various social platforms. I recognized that these individuals are my real shareholders. Big institutions aren’t investing in microcap companies as part of their broad strategy. They barely have enough experts in their funds to focus on the major stocks they’re investing in. But when the pressure mounts, there’s hope for smaller businesses and those in the microcap space. We can now connect directly with investors, bypassing middlemen who often introduce toxic financing. We can begin to counteract those algorithms that seem to operate without consequences.

Yes, we can also challenge the rigged game that a certain elite in the financial sector appears to be playing. I’ve already begun this mental shift.

We’re entering a new era. Taking calculated risks is now a requirement. It’s time to move away from what I often refer to in these calls as “fast money” investors. If you’re here just to make a quick profit, it’s akin to having the OTB crowd as my investors. I want a group that’s committed to seeing us build a genuine company and succeed. Many past investments were rigged against this because they offered convertible notes that allowed the original investor to sell that stock at a discount, then retain the warrants for upside. When demand didn’t exceed supply, as was the case post-pandemic, the strength to combat those algorithms and that elite class diminished.

Now, we’re looking to innovation and resilience as our allies. We’re not passive observers; we’re actively shaping our narrative. CEOs who don’t address these issues with their shareholders aren’t worth investing in. Companies need to have candid conversations with their small retail investor bases. They must acknowledge that old methods are becoming obsolete, but there’s potential for growth and collaboration.

We’re not seeking short-term investors. We’re not interested in the era of pump and dumps. The issue is that there are more manipulated stocks with no real businesses than genuine companies in this space.

Misinformation about our company circulates on social media. I wish we had the resources to correct it all. However, amidst these challenges, there’s a lifeline: Regulation CF, or crowdfunding. This tool can change the game.

It’s not the only solution. As I’ve mentioned before, blockchain is also part of this evolution. Tools that democratize the environment and eliminate middlemen, which always create opportunities for unscrupulous individuals to exploit their knowledge against yours, are essential. Regulation CF crowdfunding connects us directly with investors.

This regulation allows companies to raise capital directly from investors, bypassing traditional middlemen, toxic financing, and institutional manipulation. Regulation CF offers opportunities for both companies and investors, both legacy and new. A Regulation CF can raise up to $5 million. This is a more recent development than the initial introduction of Regulation CF. The institutional adaptation it’s currently experiencing, I believe, took about three years of tech development to reach its current level.

The growth in the Regulation CF and Regulation A spaces is impressive. Vocal Inc. has created a subsidiary, a social publishing platform. It’s powerful, with over two million creators. I believe it reaches an audience of around 200 million people.

We have a strong group of creators within that two million. Before introducing the Regulation CF to this community, we launched a basic version of the Regulation CF website landing page for friends, family, and a Twitter group. It’s been an enlightening process, and I’ve guided over 20 people through it. Everyone in the investment community should experience it.

It reminds me of how commissions in the financial sector were replaced by free trading for a monthly subscription. This change eliminated brokers who charged commissions. Platforms like Wefunder and DealMaker represent the end of the investment banking field. There will be no more bankers. Companies should have always been able to approach the public directly to raise funds. This friends and family round will continue until about September 13th. After that, we plan to expand beyond these small groups.

I believe the intrinsic value of the Vocal subsidiary is between $60 million and $100 million. If you compare it to competitors like Medium and Substack, which have similar revenues and are valued at half a billion or more in the private market, Creatd Inc. and its subsidiary, Vocal, present a compelling case study. Regulation CF will redefine the entire space’s trajectory. Companies often have more complex assets and organizational structures than retail understands. Vocal’s mission aligns with other platforms valued at half a billion dollars or more, like Medium, Wattpad, and Substack. Each provides unique offerings, but ultimately, they aim to serve storytellers, artists, podcasters, and creative minds. This aligns perfectly with the principles of Regulation CF crowdfunding.

Regulation CF aims to eliminate the same middlemen in finance that we’ve encountered in the public market. Many people profited from commissions for a long time, but that era ended. Vocal’s role in the creator economy, valued at over 280 billion, is significant. Trust and authenticity have shifted from the institutional to the individual level, evident in personal relationships, business, and politics. As the creator economy expands, Vocal offers a platform where millions of creators can connect with a global audience. This growth hasn’t been without challenges. However, our decision to privatize a significant portion of Vocal through Regulation CF marks a turning point.

I’ve often discussed how economies undergo cycles. I believe in various theories, including seven-year cycles. We’re currently in a cycle where it’s more beneficial to break up components. This is where Creatd began. Initially, the company aimed to own and spin out tech ventures, leveraging the liquidity of the public stock market. However, as with the savings and loan crisis, there comes a time when selling off assets and creating entities around them leads to significant market growth. Every time I’ve witnessed such a cycle, value becomes privatized. Companies maintain a significant portion and then re-IPO when interest rates decrease and growth is sought. This is our plan.

By allowing creators to invest directly in the company, our value proposition is enhanced. We’re moving away from dependence on fast money, ensuring long-term value creation and strengthening our bond with stakeholders. Regulation CF introduces a mechanism that’s inclusive and empowering. With the potential to raise capital from investors aligned with the company’s mission, businesses can pivot away from volatility. The Vocal Inc structure in which participating preferred stock is offered in our Regulation CF promises strong returns for investors while ensuring the company’s growth remains free from short-term pressures.

The challenges companies face are still significant. However, our approach involves consolidating a significant portion of our portfolio into private entities capable of raising separate capital. This is a roadmap for all three of our subsidiaries. Our end goal is to eventually spin them all off while maintaining less than 50% ownership, allowing these entities to operate independently. By relieving itself of operational burdens and clearing $5 million in debt from its balance sheet, Creatd Inc. could possess a portfolio with an implied value of $60 million, not including the cash from the sale of its current entities. The implied value of our company right now is about $4 million.

I recommend checking out the website where you can invest. Even if you’re not there to invest or believe in the company, visiting the site will give you an idea of whether Regulation CFs are right for you. I believe they represent the future of financing for subsidiaries spun out of public companies. I highly recommend visiting invest.vocal.media. Even if you don’t invest, exploring the site will give you insight into the process.

With that, I’ve tried to cover a lot of ground. If there are any questions regarding Regulation CFs, I’m happy to answer them. Otherwise, I appreciate the time we’ve spent today discussing the Regulation CF.

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